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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Incentive Plan of Brookdale Living Communities, Inc. of our report dated March 26, 1998, with respect to the consolidated financial statements of Brookdale Living Communities, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Chicago, Illinois
April 27, 1998